UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2026

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Boulevard

Suite 210

Tampa, Florida 33609

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 8, 2026, Odyssey Marine Exploration, Inc. (“Odyssey”), Oceanus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Odyssey (“Merger Sub”), and American Ocean Minerals Corporation, a Delaware corporation (“AOM,” and together with Odyssey and Merger Sub, the “Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into AOM, with AOM surviving the merger and becoming a direct, wholly owned subsidiary of Odyssey (the “Merger”). The Merger is expected to be completed in the late second to early third quarter of 2026.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each then-outstanding share of AOM common stock, par value $0.0001 per share (the “AOM Common Stock”) (other than any shares held in treasury and dissenting shares) will be converted into 4.5017 shares of Odyssey common stock, par value $0.0001 per share (the “Odyssey Common Stock”); provided, that certain AOM stockholders will receive, in lieu of shares of Odyssey Common Stock that would cause them to beneficially own more than 4.99% of the outstanding shares of Odyssey Common Stock immediately following the closing of the Merger (the “Closing”), shares of Odyssey preferred stock (“Odyssey Preferred Shares”) that are convertible (subject to a beneficial ownership limitation) into the number of shares of Odyssey Common Stock that would otherwise exceed such 4.99% threshold.

In addition, at the Effective Time, each warrant to purchase shares of AOM Common Stock that was outstanding immediately prior to the Effective Time (the “AOM PIPE Warrants”) will cease to represent a right to acquire shares of AOM Common Stock and will be assumed by Odyssey and converted into a warrant to purchase shares of Odyssey Common Stock (the “Odyssey Assumed Warrants”) as of the Effective Time. The Odyssey Assumed Warrants will be on substantially the same terms and conditions as the corresponding AOM PIPE Warrants immediately prior to the Effective Time, other than with respect to the number of shares of Odyssey Common Stock issuable upon exercise and the exercise price, which will be adjusted in accordance with the Exchange Ratio set forth in the Merger Agreement and for certain equity issuances occurring after the date of signing. Shares of Odyssey Common Stock issuable upon exercise of the Odyssey Assumed Warrants are referred to as the “Odyssey Assumed Warrant Shares.” For further information, please see the section entitled “Certain Agreements Related to the Merger—AOM PIPE Subscription Agreement.”

In addition, the Merger Agreement provides that, at the Closing, the corporate name of Odyssey will be changed to “American Ocean Minerals Corporation.”

Immediately after the Merger, on a pro forma basis, after giving effect to (a) the issuance of shares of AOM Common Stock upon the automatic conversion of the AOM Bridge Debentures (as defined below) immediately prior to the Effective Time, (b) the issuance of (x) shares of AOM Common Stock and (y) AOM PIPE Warrants, in each case, pursuant to the AOM PIPE Subscription Agreement (as defined below) immediately prior to the Effective Time, and (c) the issuance of shares of Odyssey Common Stock as a result of the Merger (the “Merger Shares”), but excluding the effect of any outstanding options and warrants of Odyssey that will remain outstanding after the Merger:

•	the pre-Merger stockholders of Odyssey will own approximately 6.7% of the combined company;

•	the pre-Merger stockholders of AOM who were AOM Bridge Investors (as defined below) will own approximately 10.7% of the combined company;

•	the pre-Merger stockholders of AOM who were AOM PIPE Investors (as defined below) will own approximately 15.4% of the combined company; and

•	the other pre-Merger stockholders of AOM will own approximately 52.9% of the combined company.

In connection with the Merger, Odyssey will hold a special meeting of its stockholders (the “Odyssey Meeting”) to seek their approval of, among other things, (a) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, (b) the issuance pursuant to the Merger Agreement of the shares of Odyssey Common Stock, Odyssey Preferred Shares, Odyssey Assumed Warrants, and Odyssey Assumed Warrant Shares, (c) a reverse stock split of Odyssey Common Stock, if not previously approved by stockholders at Odyssey’s regular annual stockholder meeting, (d) an amendment to Odyssey’s articles of incorporation to increase the number of authorized shares of Odyssey Common Stock from 75 million shares to 750 million shares, and (e) any other proposals deemed necessary or desirable by the Parties to consummate the transactions contemplated by the Merger Agreement.

Each of Odyssey and AOM has agreed to customary representations, warranties, and covenants in the Merger Agreement, including, among others, covenants relating to (a) obtaining the requisite approval of its respective stockholders, (b) Odyssey’s non-solicitation of alternative acquisition proposals, (c) the conduct of its respective business during the period between the signing of the Merger Agreement and the Closing, and (d) Odyssey filing with the U.S. Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement to register the shares of Odyssey Common Stock, Odyssey Preferred Shares, Odyssey Assumed Warrants, and Odyssey Assumed Warrant Shares to be issued in connection with the Merger (the “Registration Statement”).

Consummation of the Merger is subject to certain closing conditions, including, among other things, (a) approval by the requisite Odyssey stockholders of the proposals to be presented at the Odyssey Meeting, (b) the effectiveness of the Registration Statement, (c) the AOM PIPE Investment (as defined below) having been consummated with gross proceeds of not less than $25.0 million, (d) after giving effect to the AOM PIPE Investment, AOM having a minimum cash balance of not less than $100.0 million, and (e) the AOM Bridge Debentures having been converted into shares of AOM Common Stock.

The Merger Agreement contains certain termination rights for both Odyssey and AOM, including the right to terminate the Merger Agreement in the event of a triggering event tied to an adverse recommendation change or an acquisition proposal. In addition, either Odyssey or AOM may terminate the Merger Agreement if the Merger is not consummated on or before October 7, 2026 (the “Outside Date”), provided that either Odyssey or AOM may unilaterally extend the Outside Date—first by up to two months, and then by an additional 30 days—so long as the extending party determines in good faith that the remaining closing conditions are still capable of being satisfied, and provided, further that neither party may terminate the Merger Agreement if the failure to consummate the Merger by the Outside Date is primarily attributable to such party’s failure to perform any covenant or other obligation required to be performed by it under the Merger Agreement. Upon termination of the Merger Agreement under specified circumstances, Odyssey may be required to pay AOM a termination fee of $2.2 million.

At the Effective Time, certain persons identified in the Merger Agreement are expected to become directors and officers of Odyssey.

Certain Agreements Related to the Merger

Odyssey Note Purchase Agreement

On April 8, 2026, in connection with the Merger Agreement, Odyssey and AOM entered into a note purchase agreement (the “Odyssey Note Purchase Agreement”) pursuant to which Odyssey issued and sold to AOM a secured promissory note (the “Initial Odyssey Note”) in an amount of up to $5.0 million (the “Initial Odyssey Note Purchase Price”). At an initial closing, AOM will pay to Odyssey a portion of the Initial Odyssey Note Purchase Price in the amount of $1.5 million within five business days of the date of the Odyssey Note Purchase Agreement. The remaining $3.5 million of the Initial Odyssey Note Purchase Price will be paid in specified amounts on the first business day of each of the four months after the date of the Odyssey Note Purchase Agreement. The Odyssey Note Purchase Agreement also provides that, at AOM’s option, AOM may purchase from Odyssey one or more additional secured promissory notes (the “Pre-Closing Odyssey Notes” and, together with the Initial Odyssey Note, the “Odyssey Notes”) in an aggregate amount of up to $5.0 million. Odyssey’s obligations under the Odyssey Notes will be secured by a security interest in substantially all of Odyssey’s assets.

The principal amount of the Odyssey Notes will equal the aggregate amount paid to Odyssey by AOM. The principal amount of the Odyssey Note will bear interest at the rate of 8.0% per annum. Odyssey will pay accrued interest on a quarterly basis by capitalizing each quarterly interest payment as additional principal. All outstanding principal and accrued interest will be due and payable in full on the earlier of the date that is one year after the date of the Odyssey Note Purchase Agreement or upon the consummation of the Merger. Upon an event of a default on the interest payments, the principal and any accrued interest will thereafter accrue interest at the rate of 11.0% per annum until paid in full.

AOM Bridge Subscription Agreements

Prior to the execution and delivery of the Merger Agreement, AOM entered into subscription agreements (the “Bridge Subscription Agreements”), with certain third-party investors (the “AOM Bridge Investors”) pursuant to which the Bridge Investors provided aggregate financing to AOM in the amount of approximately $75.6 million (the “AOM Bridge Financing”) through the purchase of convertible debentures of AOM (the “AOM Bridge Debentures”). The AOM Bridge Debentures will automatically convert into shares of AOM Common Stock immediately prior to the effective time of the Merger, such that the AOM Bridge Investors will become stockholders of AOM immediately prior to the consummation of the Merger.

AOM PIPE Subscription Agreement

Concurrently with the execution and delivery of the Merger Agreement, AOM and Odyssey entered into a securities purchase agreement (the “AOM PIPE Subscription Agreement” and, together with the AOM Bridge Subscription Agreements, the “Subscription Agreements”) with certain third-party investors (the “AOM PIPE Investors”) pursuant to which the AOM PIPE Investors committed to provide aggregate financing in the amount of $156.0 million (the “AOM PIPE Investment”), on the terms and subject to the conditions set forth in the AOM PIPE Subscription Agreement and the related warrants to be entered into at the closing of the AOM PIPE Investment (the “AOM PIPE Warrants”), through the subscription for and purchase of (a) shares of AOM Common Stock, which shares will, pursuant to the AOM PIPE Subscription Agreement, be issued immediately prior to the effective time of the Merger, such that the AOM PIPE Investors will become stockholders of AOM immediately prior to the consummation of the Merger and (b) AOM PIPE Warrants, which AOM PIPE Warrants will, pursuant to the AOM PIPE Subscription Agreement, be assumed by Odyssey and converted into Odyssey Assumed Warrants as of the Effective Time.

CIC Equity Exchange Agreement

On April 8, 2026, in connection with the Merger Agreement, Odyssey, and certain of the stockholders (the “CIC Stockholders”) of CIC Limited (“CIC Ltd”) entered into an equity exchange agreement (“CIC Equity Exchange Agreement”) pursuant to which the CIC Stockholders agreed to exchange their shares of CIC Ltd Class A common stock (“CIC Shares”) for shares of Odyssey Common Stock as soon as practicable after effective date of the Merger. In exchange for the CIC Shares, Odyssey will deliver to each of the CIC Stockholders a number of shares of Odyssey Common Stock equal to the number of shares of CIC Ltd the CIC Stockholder wishes to exchange multiplied by a fraction, the numerator of which is the value per CIC Share and the denominator of which is the price per share of Odyssey Common Stock paid by the PIPE Investors.

Notwithstanding anything in the CIC Equity Exchange Agreement to the contrary, the aggregate maximum number of shares of Odyssey Common Stock that may be issued under the CIC Equity Exchange Agreement will not (a) exceed 19.9% of the number of outstanding shares of Odyssey Common Stock immediately prior to the date of the CIC Equity Exchange Agreement, (b) exceed 19.9% of the combined voting power of the outstanding voting securities of Odyssey immediately prior to the date of the CIC Equity Exchange Agreement, in each of clauses (a) and (b), unless Odyssey has obtained the requisite stockholder approval under applicable law and the listing rules of the Nasdaq Capital Market, or (c) otherwise exceed such number of shares of Odyssey Common Stock that would violate applicable listing rules of the Nasdaq Capital Market.

CIC Ltd Option Agreement

On April 8, 2026, in connection with the Merger Agreement, Odyssey and certain stockholders of CIC Ltd (the “CIC Option Stockholders”) entered into an option agreement (the “CIC Ltd Option Agreement”) pursuant to which, at any time and from time to time following the six-month period following the completion of the Merger, Odyssey has the right, but not the obligation, to purchase from each CIC Option Stockholder all or a portion of the CIC Shares held by such CIC Option Stockholder (the “CIC Ltd Option”) at a purchase price per share equal to the valuation of CIC Ltd divided by the total number of issued outstanding shares of CIC Ltd, assuming full conversion or exercise of all outstanding options, warrants, convertible securities, or similar rights.

The valuation of CIC Ltd on any date on which Odyssey exercises the CIC Ltd Option will be (a) $200.0 million, if the applicable exercise date is prior to the approval, by the Cook Islands Seabed Mineral Authority (the “SBMA”), of a pre-feasibility study, (b) $225.0 million, if the applicable exercise date is after the approval of such pre-feasibility study and before the issuance, by the SBMA, of a trial harvesting license, or (c) $300.0 million, if the applicable exercise date is after the issuance of such trial harvesting license. The purchase price payable in connection with the exercise of the CIC Ltd Option granted to Odyssey will be payable by Odyssey in a combination of (a) cash and (b) shares of Odyssey Common Stock, in such amounts and proportions as determined by Odyssey in its sole and absolute discretion.

CIC LLC Option Agreement

On April 8, 2026, in connection with the Merger Agreement, Odyssey and CIC LLC entered into an option agreement (“CIC LLC Option Agreement”) pursuant to which at any time and from time to time following the six-month period following the completion of the Merger, Odyssey, has the right, but not the obligation, to purchase CIC Shares from CIC LLC (the “CIC LLC Option”) at a purchase price per share equal to the valuation of CIC Ltd divided by the total number of issued and outstanding shares of CIC Ltd, assuming full conversion or exercise of all outstanding options, warrants, convertible securities, or similar rights.

The valuation of CIC Ltd on any date on which Odyssey exercises the CIC LLC Option will be (a) $200.0 million, if the applicable exercise date is prior to the approval, by the SBMA, of a pre-feasibility study, (b) $225.0 million, if the applicable exercise date is after the approval of such pre-feasibility study and before the issuance, by the SBMA, of a trial harvesting license, or (c) $300.0 million, if the applicable exercise date is after the issuance of such trial harvesting license. The purchase price payable in connection with the exercise of the CIC LLC Option granted to Odyssey will be payable by Odyssey in a combination of (a) cash and (b) Odyssey Common Stock, in such amounts and proportions as determined by Odyssey in its sole and absolute discretion; provided that the cash portion of the purchase price of the option will be not less than $20.0 million; and provided, further, that the minimum cash portion will be reduced, on a dollar-for-dollar basis, by the aggregate amount of payments received by CIC LLC under the CIC LLC Note Purchase Agreement. For further information, please see the section entitled “—CIC LLC Note Purchase Agreement.”

OML Unit Purchase Agreement

On March 20, 2026, Ocean Minerals, LLC (“OML”) and AOM entered into a unit purchase agreement (“OML Unit Purchase Agreement”) pursuant to which AOM agreed to purchase from OML an aggregate of 997,995 membership interest units of OML (“OML Units”) for the purchase price of $20.0 million. Additionally, at any time and from time to time, AOM has the right, but not the obligation, to purchase from OML such number of additional OML Units as is necessary for AOM to hold, in the aggregate, at least sixty-seven percent (67.0%) of the outstanding OML Units.

The purchase price for each additional OML Unit will be (a) equal to $20.45 per OML Unit prior to September 30, 2025, or (b) equal the fair market valuation of OML divided by the number of fully diluted OML Units where: (i) the fair market valuation means the pre-money equity valuation of OML as determined by an independent valuation firm mutually agreed upon by AOM and OML, provided that the fair market valuation shall not result in a price per OML Unit of less than $20.45 unless otherwise agreed in writing by OML, and (ii) the fully diluted membership interest means the total number of issued and outstanding OML Units, assuming full conversion or exercise of all outstanding options, warrants, convertible securities or similar rights. On March 20, 2026, AOM paid to OML an advance of $7,500,000, and OML issued and sold 366,748 membership units to AOM.

OML Equity Exchange Agreement

On April 8, 2026, in connection with the Merger Agreement, Odyssey, OML, and certain of the members of OML (the “OML Members”), entered into an equity exchange agreement (“OML Equity Exchange Agreement”) pursuant to which the OML Members agreed to exchange their OML Units for shares of Odyssey Common Stock as soon as practicable after the effective date of the Merger. In exchange for the OML Units, Odyssey will deliver to each of the OML Members a number of shares of Odyssey Common Stock equal to the number of OML Units held by such OML Member multiplied by a fraction, the numerator of which is the value per unit of OML Units and the denominator of which is the value per share of Odyssey Common Stock.

CIC LLC Note Purchase Agreement

On April 8, 2026, in connection with the Merger Agreement, CIC LLC and AOM entered into a note purchase agreement (the “CIC LLC Note Purchase Agreement”) pursuant to which CIC LLC issued and sold to AOM a convertible promissory note (the “CIC LLC Note”) in an amount of $5.0 million (the “CIC LLC Note Purchase Price”). At an initial closing, AOM will pay to CIC LLC the CIC LLC Note Purchase Price. The CIC LLC Note Purchase Price will reduce, on a dollar-for dollar basis, the minimum cash portion of the purchase price payable by Odyssey under the CIC LLC Option Agreement, as described in the section entitled “—CIC LLC Option Agreement.”

The principal amount of the note will bear interest at the rate of 8.0% per annum. CIC LLC will pay accrued interest on a quarterly basis by capitalizing each quarterly interest payment as additional principal. All outstanding principal and accrued interest will be due and payable in full on April 7, 2030 (the “CIC LLC Maturity Date”). Upon an event of a default on the interest payments, the principal and any accrued interest will thereafter accrue interest at the rate of 11% per annum until paid in full.

AOM will have the right, at any time and from time to time prior to the CIC LLC Maturity Date, to convert all, but not less than all, of the outstanding principal and accrued and unpaid interest on the CIC LLC Note into the CIC Shares simultaneously with the consummation of the CIC LLC Option. If AOM elects to exercise its conversion right, AOM will be entitled to the number of CIC Shares (rounded to the nearest whole number) equal to the quotient determined by dividing (a) the amount of the outstanding principal and accrued interest to be converted, by (b) 1.22 (the “CIC LLC Conversion Rate”). In lieu of any fractional shares to which AOM would otherwise be entitled, CIC LLC will pay AOM cash equal to such fraction multiplied by the CIC LLC Conversion Rate. To the extent not previously paid or converted, CIC LLC will pay to AOM the entire outstanding amount of principal and accrued interest in cash on the CIC LLC Maturity Date. The obligations of CIC LLC under the CIC LLC Note are non-recourse to CIC LLC except as to CIC LLC’s interest in the CIC Shares.

CIC Ltd Note Purchase Agreement

On April 8, 2026, in connection with the Merger Agreement, CIC Ltd and AOM entered into a note purchase agreement (the “CIC Ltd Note Purchase Agreement”) pursuant to which CIC Ltd issued and sold to AOM a convertible promissory note (the “CIC Ltd Note”) in an amount of up to $20.0 million (the “CIC Ltd Note Purchase Price”). Within five business days of the date of the CIC Ltd Note Purchase Agreement, at an initial closing, AOM will pay to CIC Ltd a portion of that CIC Ltd Note Purchase Price in an amount to be determined by the parties. CIC Ltd can issue additional requests to AOM for up to $5.0 million of the CIC Ltd Note Purchase Price following the initial closing, provided, however, that (a) the first additional advance request cannot be made until the fiscal quarter following the initial closing date, and (b) no more than two advance request may be made per fiscal quarter. AOM will advance additional funds to CIC Ltd within 10 business days of each subsequent request if the applicable conditions are met.

The principal amount of the CIC Ltd Note will equal the aggregate amount paid to CIC Ltd by AOM. The principal amount of the CIC Ltd Note will bear interest at the rate of 8.0% per annum. CIC Ltd will pay accrued interest on a quarterly basis by capitalizing each quarterly interest payment as additional principal. All outstanding principal and accrued interest will be due and payable in full on April 7, 2030 (the “CIC Ltd Maturity Date”). Upon an event of a default on the interest payments, the principal and any accrued interest will thereafter accrue interest at the rate of 11.0% per annum until paid in full.

AOM will have the right, at any time and from time to time prior to the CIC Ltd Maturity Date, to convert all or any portion of the outstanding principal and accrued interest of the note into CIC Shares. If AOM elects to exercise its conversion right, AOM will be entitled to the number of CIC Shares (rounded to the nearest whole number) equal to the quotient determined by dividing (a) the amount of the outstanding principal and accrued interest to be converted, by (b) the rate, computed immediately before the initial closing on a fully-diluted as-converted basis taking into account all equity securities of CIC Ltd, that ascribed to CIC Ltd a valuation of $200.0 million (the “CIC Ltd Conversion Rate”). In lieu of any fractional shares to which AOM would otherwise be entitled, CIC Ltd will pay AOM cash equal to such fraction multiplied by the CIC Ltd Conversion Rate. To the extent not previously paid or converted, CIC Ltd will pay to AOM the entire outstanding amount of principal and accrued interest in cash on the CIC Ltd Maturity Date.

Support Agreements

Odyssey Support Agreement

On April 8, 2026, in accordance with the Merger Agreement, Odyssey, AOM, and certain Odyssey stockholders (the “Odyssey Support Stockholders”) entered into a support agreement (“Odyssey Support Agreement”) pursuant to which each Odyssey Support Stockholder agreed that at any meeting of the stockholders of Odyssey, each Odyssey Support Stockholder will (a) cause its voting shares of Odyssey to be counted as present thereat for the purpose of establishing a quorum, and (b) vote, or cause to be voted, all of its voting shares of Odyssey, (i) in favor of the Odyssey Share Issuance, the Odyssey Articles Amendment, and any other proposal, action, or matter necessary or advisable to consummate the other transactions contemplated by the Merger Agreement, (ii) in favor of any proposal to adjourn or postpone any meeting of the stockholders of Odyssey, if there are insufficient votes to approve such matters at the time any such meeting is held, (iii) against any transaction, reorganization, or action that would reasonably be expected to impede or interfere with the transactions contemplated by the Merger Agreement or the Odyssey Support Agreement, or any change in Odyssey’s corporate structure or business, except as expressly permitted by the Merger Agreement. Certain of the Odyssey Support Stockholders also agreed to a customary restrictions on any transfers of voting shares of Odyssey, subject to customary exceptions. Any transfers in violation of these restrictions will be null and void.

Lock-Up Agreements

Odyssey and holders of AOM Common Stock, and the Bridge Investors (the “Lock-Up Holders”), entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, during the applicable lock-up periods commencing on the date of the Closing, the Lock-Up Holders will not, directly or indirectly, sell or otherwise transfer any shares of Odyssey Common Stock, or make any public announcement or filing under applicable securities laws regarding any of the foregoing; provided that (i) the Bridge Investors are subject to a full lock-up for a period of sixty (60) days following the closing of the Merger Agreement, with all such shares released thereafter, and (ii) holders of AOM Common Stock are subject to a full lock-up through ninety (90) days following the closing of the Merger Agreement, followed by staged releases thereafter. Notwithstanding the foregoing, the restrictions will not apply to transfers (a) by gift or for estate-planning purposes, (b) by will or intestacy upon death, (c) to any affiliate, trust, partnership, or other entity for the benefit of the Lock-Up Holder or its immediate family, or (d) in the case of an entity, to its members, partners or stockholders, provided that the transferee agrees in writing to be bound by the applicable restrictions. Any purported transfer by the Lock-Up Holders of Odyssey Common Stock in violation of the foregoing restrictions will be null and void and will not be recognized by Odyssey or its transfer agent.

ORM Disposition

Odyssey, through an indirect wholly owned subsidiary, Odyssey Marine Enterprises Ltd., a company organized in the Bahamas (“OME”), currently owns approximately 78.3% of the equity interests in Oceanica Resources Mexico, S. de R.L. de C.V., a company organized in Mexico (“ORM”). ORM owns a 50.0% interest in Phosagmex, S.A.P.I. de C.V., a joint venture company organized in Mexico (“Phosagmex”). The remaining 50.0% interest in Phosagmex is owned by Capital Latinoamericano, S.A. de C.V., a company organized in Mexico (“CapLat”).

Pursuant to the terms of the Merger Agreement, Odyssey agreed to organize a new corporation (“ORM HoldCo”) and to contribute its interests in ORM to ORM HoldCo. Odyssey will then transfer its interests in ORM Holdco to a newly formed liquidating trust (the “ORM Trust”), the beneficiaries of which will be the holders of Odyssey Common Stock as of a record date prior to the consummation of the Merger (the “Trust Beneficiaries”).

The purpose of ORM HoldCo and the ORM Trust is to hold and preserve the value of ORM and ORM’s assets until Phosagmex receives certain project approvals from the government of Mexico. If the project approvals are received, ORM HoldCo will then either (a) sell ORM and/or ORM’s assets and distribute the net proceeds therefrom to the ORM Trust (for further distribution to the Trust Beneficiaries) and any other equity holders of ORM HoldCo or (b) conduct an initial public offering and distribute the shares of ORM Holdco to the ORM Trust (for further distribution to the Trust Beneficiaries) and any other equity holders of ORM HoldCo.

In connection with these transactions, Odyssey and AOM have agreed that ORM HoldCo will enter into a support agreement (the “ORM Support Agreement”) pursuant to which Odyssey will, for the term of the ORM Trust, provide ORM HoldCo and its subsidiaries with administrative services, access to records and personnel in connection with the enforcement of the arbitral award issued by the International Centre for Settlement of Investment Disputes on the claims brought by Odyssey against Mexico under the North American Free Trade Agreement, and other specified support services.

Completion of the ORM disposition in all material respects, including obtaining a commitment for the financing necessary to fund the activities of ORM HoldCo and its subsidiaries for at least 18 months after the Merger, is a condition to AOM’s obligation to close under the Merger Agreement.

The preceding summaries do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form of AOM

PIPE Subscription Agreement, the form of AOM PIPE Warrant, and the Odyssey Note Purchase Agreement, which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, and which are incorporated herein by reference. The preceding summaries of the other agreements described herein do not purport to be complete and are qualified in their entirety by reference to those agreements. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about AOM or Odyssey or to modify or supplement any factual disclosures about Odyssey in its public reports filed with the SEC. The Merger Agreement and the ancillary documents related thereto include representations, warranties, and covenants of Odyssey, Merger Sub, and AOM that were made solely for purposes of such agreements and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement and such ancillary documents. Investors should not rely on the representations, warranties, and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of AOM, Odyssey or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings, or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided under Item 1.01 is hereby incorporated by reference. The shares of Odyssey Common Stock issuable pursuant to the OML Unit Purchase Agreement and OML Equity Exchange Agreement are expected to be issued in transactions exempt from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution and delivery of the Merger Agreement, Odyssey’s compensation committee approved the payment of certain transaction-related compensation to Mark D. Gordon and John D. Longley, Odyssey’s Chief Executive Officer and Chairman and Chief Executive Officer and Chairman, respectively, based upon the recommendation of an independent compensation consultant engaged by the compensation committee. Pursuant to these arrangements, Odyssey will pay to Mr. Gordon and Mr. Longley $400,000 and $265,000, respectively, upon consummation of the Merger, and an additional $400,000 and $265,000 six months thereafter. The purpose of the payments is to provide Mr. Gordon and Mr. Longley with appropriate incentives to maintain their employment with Odyssey through consummation of the Merger and thereafter to ensure a smooth transition of the combined company.

Item 7.01.	Regulation FD Disclosure.

On April 8, 2026, Odyssey and AOM issued a joint press release announcing the execution of the Merger Agreement. As noted in the press release, Odyssey and AOM will host a joint conference call at 10:00 a.m. (Eastern Time) on April 13, 2026, via webcast, to discuss the proposed Merger. In addition, Odyssey and AOM provided supplemental information regarding the Merger in a joint investor presentation. Copies of the press release and the investor presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively. The press release, the investor presentation, and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 contain forward-looking statements based upon Odyssey’s and AOM’s current expectations. This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely,” or the negative or plural of these words or similar expressions. These statements are only predictions. Odyssey and AOM have based these forward-looking statements largely on their then-current expectations and projections about future events, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond each of Odyssey’s and AOM’s control, and actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) the risk that the conditions to the closing or consummation of the proposed Merger are not satisfied, including the failure to obtain stockholder approval for the proposed Merger; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Odyssey and AOM to consummate the transactions contemplated by the proposed Merger; (iii) risks related to Odyssey’s and AOM’s ability to correctly estimate their respective operating expenses and expenses associated with the proposed Merger, as applicable, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the resulting combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the proposed Merger by either Odyssey or AOM; (v) the effect of the announcement or pendency of the proposed Merger on Odyssey’s or AOM’s business relationships, operating results, and business generally; (vi) costs related to the proposed Merger; (vii) the outcome of any legal proceedings that may be instituted against Odyssey, AOM, or any of their respective directors or officers related to the Merger Agreement or the transactions contemplated thereby; (vii) the ability of Odyssey or AOM to protect their respective intellectual property rights; (viii) competitive responses to the proposed Merger; (ix) unexpected costs, charges or expenses resulting from the proposed Merger; (x) whether the combined business of AOM and Odyssey will be successful; (xi) legislative, regulatory, political and economic developments; and (xii) additional risks described in the “Risk Factors” section of Odyssey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026. Additional assumptions, risks and uncertainties are described in detail in Odyssey’s registration statements, reports and other filings with the SEC, which are available on Odyssey’s website, and at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Neither Odyssey nor AOM can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Odyssey and AOM undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

Additional Information about the Proposed Merger and Where to Find It

This Current Report on Form 8-K does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This Current Report on Form 8-K relates to the proposed Merger. In connection with the proposed Merger, Odyssey will file a Registration Statement on Form S-4, which will include a document that serves as a prospectus and proxy statement of Odyssey (the “proxy statement/prospectus”), and Odyssey will file other documents regarding the proposed Merger with the SEC. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED MERGER. A definitive proxy statement/prospectus will be sent to Odyssey’s stockholders. Investors and security holders will be able to obtain these documents (when available) free of charge from the SEC’s website at www.sec.gov. In addition, investors and stockholders should note that Odyssey communicates with investors and the public using its website

(www.odysseymarine.com), the investor relations website (https://www.ir.odysseymarine.com) where anyone will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Odyssey with the SEC, and stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

Participants in the Solicitation

Odyssey, AOM, and their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders may be deemed to be participants in the solicitation of proxies from Odyssey and AOM stockholders in respect of the proposed Merger. Information about Odyssey’s directors and executive officers is available in Odyssey’s proxy statement, which was filed with the SEC on April 25, 2025, for the 2025 Annual Meeting of Stockholders, Odyssey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 31, 2026. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed Merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC and Odyssey as indicated above.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger

10.1*	Form of AOM PIPE Subscription Agreement

10.2	Form of AOM PIPE Warrant

10.3*	Form of Odyssey Note Purchase Agreement

99.1	Joint Press Release issued April 8, 2026

99.2	Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Odyssey hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: April 8, 2026	By:	/s/ Mark D. Gordon
Mark D. Gordon
Chairman and Chief Executive Officer